Investor Presentation April 2024

Disclosures Forward-Looking Statements This presentation contains statements relating to our expected financial performance, liquidity, future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this investor presentation. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse economic and market conditions including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; successfully onboarding our new chief executive officer; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion; delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings; and other competitive factors. Other risks, and uncertainties, including those discussed in our latest SEC filings under “Risk Factors” of our latest Annual Report on Form 10-K for the year ended December 31, 2023 and our other Securities and Exchange Commission filings, all of which may be viewed or obtained through the investor relations section of our website https://www.freightcaramerica.com, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read the discussion of these factors carefully to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this investor presentation, whether as a result of new information, future events or otherwise. This presentation also contains non-GAAP financial information. For additional information regarding the Company’s use of non-GAAP financial information, as well as reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), please see the “Appendix.”

Company Overview

Re-engineered Business Model Built to Achieve Profitable Growth INDUSTRY-LEADING PURE PLAY MANUFACTURER OF HIGH-QUALITY RAILCARS $358M Revenue Down 1.8% YoY 1. See appendix for reconciliation of non-GAAP measures 3,022 Railcar Deliveries 175K+ Railcars in Service Today FY23 11.7% Gross Margin Up 460 bps YoY 5,000+ Capacity $6,658 Adj. EBITDA1 / Railcar Up 152% YoY

Transitioning From Over a Century of Coal Car Industry Dominance

To address industry-wide challenges, the new management team **initiated a multi-year product, footprint, and cost transformation**

1900s – 2000s
Established Leadership Capturing Coal Car Demand

- 80% market share in coal car manufacturing for more than a century
- Johnstown America changes name to FreightCar America ("FCA")
- In 2005, FCA completed IPO

2010s – 2020s
Pivot to a New Company

- Major declines in coal production significantly impacted FCA's primary business and resulted in a reduction in coal car revenue from 92% to 1% between 2012-2016
- COVID-19 and an industry downturn impacted demand for new railcars of all types and further challenged FCA's business and U.S. based multi-plant footprint

2020 – 2024
Product, Footprint and Cost Transformation

- **Completed closures** of all legacy, US manufacturing plants
- **Refinanced** company and **'greenfielded'** a state-of-the–art manufacturing campus in Castaños, Mexico
- **1000th railcar** produced at Castaños, Mexico facility
- Exited from leasing business to align FCA with key customers as a **pure manufacturer**
- **5000th railcar** produced at Castaños, Mexico facility
- **Completed buildout** of the lower cost, vertically integrated Castaños campus with capacity of 5,000+ units / year and flexibility to produce most freight car types
- **Achieving industry leading margins**

5

FREIGHTCAR AMERICA

Company Leadership Michael Riordan Chief Financial Officer Joined FCA in 2020 as part of turn-around team Focused on strategic planning and capital management 17+ years in finance, accounting and operations James R. Meyer1 Chief Executive Officer Joined FCA in 2017 to transform Company operations Proven turn-around leadership at public and private manufacturing companies 30+ years of experience in heavy equipment, automotive & consumer goods industries Matthew Tonn Chief Commercial Officer Joined FCA in 2019 to lead Company’s realignment in the broader freight and third- party lessor markets Proven track record for business development, growth and start-ups 30+ years of experience in the rail equipment markets Nicholas Randall1 Chief Operating Officer Joined FCA in 2023 to lead operations and prepare Company for its next phase of development Technical expertise in manufacturing excellence and supply chain management 20+ years of expertise in leading automotive and aerospace companies Joined FCA in 2022 to lead Legal and Compliance Business-minded attorney with deep commercial and M&A experience 15+ years in the legal industry, with a mix of private practice, in-house and government experience 100+ years of industrial manufacturing experience 6 Effective May 1, 2024, Mr. Meyer will retire from the position of President & Chief Executive Officer of the Company and Mr. Randall will assume such role for the Company. Also, effective May 1, 2024, Mr. Meyer will become Executive Chairman of the Company’s Board of Directors, and Mr. Randall will join the Board of Directors. Celia Perez General Counsel

Historical Company: FY19 Restructured FCA: FY23 Evolution of Enhanced Earnings Quality 7 ($18,020) Adj. EBITDA1 / Railcar 10,000+ railcar capacity $6,658 Adj. EBITDA1 / Railcar # Manufacturing Locations 2 manufacturing locations 1 manufacturing location 5,000+ railcar capacity 2,276 railcar deliveries 3,022 railcar deliveries 1. See appendix for reconciliation of non-GAAP measures

WORLD-CLASS MANUFACTURER OF RAIL EQUIPMENT, GENERATING INDUSTRY LEADING MARGINS WITH SIGNIFICANT OPPORTUNITY FOR FURTHER EXPANSION Executing Strategic Pivot to Drive Profitable Growth Minimized fixed costs to provide agility during cyclical downturns Breakeven Adj. EBITDA at extremely low volumes Fast changeovers / reduced downtime Vertically integrated Ample ability to source lower cost skilled labor Manufacturing Footprint / Cost Commercialization Strategy Pillars for Value Creation 2024 & Beyond Strategic focus – scaling the business at a higher margin Drive Profitable Growth in Railcar Manufacturing Recapitalize Debt Structure Future Product Expansion Pure play manufacturer, fully committed to serving leasing customers that represent the majority of industry purchases Well-positioned to respond to customer delivery requirements by achieving fast and efficient order-to-fulfillment times State of the art manufacturing and industry-respected technical team able to efficiently deliver customized product requirements

Manufacturing Campus Positioned to Scale Castaños, Mexico Facility: Plant designed for efficient future expansion Castaños Railcar Capacity | Timing of Ramping Facility Line 4 Line 3 Line 2 Line 1 0.7M 2K 5K+ Sq. ft. employees Annual car capacity 2023 completion 4 Production lines Vertically integrated paint, fabrication, wheel & axle shops 9

Vertically-Integrated Facility Driving Significant Margin Improvement Optimized operational efficiency and cost-effectiveness 10 Proximity to low-cost regional supply base Gross Profit / RAILCAR Ability to effectively manage supply chain challenges due to consolidated footprint and vertical integration Access to a skilled labor force in MX with higher retention than domestic labor force Achieved $6,658 in Adj. EBITDA / Railcar1 at ~60% capacity 1. YTD 4Q23 as of 12/31/23; See appendix for reconciliation of non-GAAP measures Early stages of realizing benefits of operational efficiencies: 10

Uniquely Positioned within Market FCA’s flexible manufacturing and industry respected technical team allow for product run sizes and order customization considered undesirable by the competition By maintaining open capacity starting in months 8 – 9, combined with flexibility designed into its manufacturing tooling and processes, FCA is well-positioned to win business that must be delivered on short timelines FCA’s business is approximately equally divided between Class I Railroads, Leasing Companies and Shippers FCA’s nimble commercial structure is designed to thrive in dynamic market environments, on volumes as low as 3,500 units per year with an Adj. EBITDA breakeven below 2,000 units per year FY20 through FY23 45 Different car designs delivered 30 Unique Customers Order Fulfillment 4-9 Months Industry leading order fulfillment time As a pure play, FCA has a unique relationship with lessors Pure Play Manufacturer That Does Not Compete with Its Customers Niche Manufacturing Capability Optimized Backlog Leasing comprises a majority of industry railcar orders

Pillars for Value Creation

GROWTH STRATEGY

Drive Profitable Growth in Railcar Manufacturing

Completed new state-of-the-art 0.7M ft^2 campus

Well trained, 2,000-person workforce with commitment to lean manufacturing and ability to scale

Achieving industry leading margins

Recapitalize Debt Structure

With the additional growth, FreightCar America will be **positioned to recapitalize its debt structure**

- **2020** PIMCO $40M **secured term loan**
- **2021** Completed **transition to Mexico**; Achieved **Adj. EBITDA breakeven**
- **2022** Achieved **positive operating cash flow**
- **2023** **Shed legacy lease fleet**; **Refinanced term loan**

Future Product Expansion

Facilities, people, proximity to the U.S. border and deep knowledge of Mexico **create potential whitespace opportunities**

Broad Portfolio


Gondolas


Open Top Hoppers


Covered Hoppers


Box Cars


Conversions


Flat Cars

Ability to Expand Offerings

Additional Whitespace Opportunities

FREIGHTCAR AMERICA

12

Financial Overview

4Q23 Financial Results Adjusted EBITDA1 Solid quarterly results realizing continued gross margin expansion and Adj. EBITDA generation 14 Revenue ($ in millions) Gross Profit See appendix for reconciliation of non-GAAP measures Revenues of $126.6M, down 1.9% YoY 1,021 railcar deliveries in 4Q23, down from 1,150 railcar deliveries in 4Q22 due to product changeovers, plant construction and temporary closure of the US / Mexico border at year-end Gross Margin of 9.6%, up 600 bps YoY Strong margin expansion, result of the improvement in operational excellence and the near completion of the new manufacturing campus Adj. EBITDA margin of 5.1%, up 420 bps YoY

Historical Financial Performance Adjusted EBITDA2 ($ in millions) 15 1. Reflects midpoint of FY24 guidance as of 3/18/2024 2. See appendix for reconciliation of non-GAAP measures Revenue ($ in millions) / Railcar Deliveries (units) 2020-2023 CAGR Deliveries 42% | Revenue 35% 1 1

Cash Flow Operating Cash Flow ($ in millions) Key Metrics FY23 Delivered second consecutive year of positive operating cash flow $40.5M Cash $29.4M Total Debt $12.7M Capital Expenditures 16 1 1. Reflects product changeovers, plant construction and temporary closure of the US / Mexico border at year-end

Full Year 2024 Guidance 17 Metric 4,000 - 4,400 $520 -$572M $32 -$38M 39.0% 52 .5% 74 .1% Railcar Deliveries Revenue Adj. EBITDA1 Target YoY Growth at Midpoint Cars 1. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA due to the inherent difficulty in forecasting and quantifying the adjustments that are necessary to calculate such non-GAAP measure without unreasonable effort. Material changes to any one of these items could have a significant effect on future GAAP results.

Investment Highlights

Strong Revenue Generation with Increased Capacity

5,000+ Annual Railcar Capacity

Achieved FY23 revenue of $358M **at ~60% capacity**

Industry Leading Margin Profile

11.7% FY23 Gross Margin

$6,658 FY23 Adj. EBITDA/railcar

Positioned to Generate Free Cash Flow

Anticipate **3rd consecutive year of positive operating cash flow** in 2024

FY24E maintenance **CapEx at ~0.5% – 0.75% of revenue**

Equity Capital (as of 12/31/23)	
Common Stock	**17.9 million**
Employee Options	0.32 million
Public Warrants	12.5 million
Fully Diluted Shares Outstanding	30.7 million
Market Capitalization[1]	$70.5 million
Net Debt[2]	$36.1 million
Preferred Shares[3]	$95.0 million
Enterprise Value	$201.6 million

1. Closing share price of $3.84 per share as of March 21, 2024
2. Includes current portion of long-term debt and leases as well as long-term lease liabilities, less cash and cash equivalents
3. For more information, see Note 12 to Consolidated Financial Statements in form 10-K filed on 3/18/24 (https://investors.freightcaramerica.com/documents/sec-filings/sec-filings-details/default.aspx?FilingId=17377826)

18

FREIGHTCAR AMERICA

Common Stock $ 2.70 $ 3.50 $ 4.50 $ 5.50 $ 6.50 $ 7.50 $ 8.50 $ 10.00 $ 15.00 $ 20.00 Shares held by Affiliates 6.11 6.11 6.11 6.11 6.11 6.11 6.11 6.11 6.11 6.11 Shares held by Other Shareholders 11.79 11.79 11.79 11.79 11.79 11.79 11.79 11.79 11.79 11.79 Subtotal 17.90 17.90 17.90 17.90 17.90 17.90 17.90 17.90 17.90 17.90 Potentially Dilutive (1)                     Employee Options 0.32 0.61 0.86 1.04 1.17 1.27 1.35 1.45 1.62 1.72 Public Warrants - - 0.33 0.57 0.74 0.86 0.95 1.05 1.25 1.34 Subtotal 0.32 0.61 1.19 1.61 1.91 2.13 2.30 2.50 2.87 3.06 Convertible Instruments                     Public Warrants 12.50 12.50 12.50 12.50 12.50 12.50 12.50 12.50 12.50 12.50 Subtotal 12.50 12.50 12.50 12.50 12.50 12.50 12.50 12.50 12.50 12.50 Total as of 12/31/2023 30.72 31.01 31.59 32.01 32.31 32.53 32.70 32.90 33.27 33.46 Represents shares and diluted securities outstanding at various price per share levels (Shares in millions) Diluted Share Count at Various Prices Potentially Dilutive Employee Options are computed using the Treasury Stock Method and reflect the additional shares that would be outstanding if stock options were exercised during the period 19

Appendix

Reconciliation of (Loss) Income Before Taxes to EBITDA and Adjusted EBITDA EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies. 21 Three Months Ended December 31 Year Ended December 31 2023 2022 2023 2022 Loss Before Income Taxes $(2,242) $(9,293) $(22,088) $(36,535) Depreciation & Amortization 1,416 1,025 4,606 4,135 Interest Expense, Net 2,043 7,874 15,031 25,423 EBITDA 1,217 (394) (2,451) (6,977) Loss/(gain) on change in fair market value of Warrant (A) 360 (4,744) 2,229 (1,486) Impairment on leased railcars (B) 4,091 4,515 4,091 4,515 Loss on Debt Extinguishment (C) 14,880 Alabama Grant Amortization (D) (1,857) Mexican Permanent VAT (E) 1,861 2,769 Loss on Pension Settlement (F) 313 8,105 Transaction Costs (G) 37 153 Startup Costs (H) 164 1,113 Consulting Costs (I) 85 1,073 Corporate Realignment (J) 1,323 Gain on Sale of Railcars Available for Lease (K) (622) Stock Based Compensation 716 (201) 1,240 2,106 Other, Net 107 (79) 440 (2,426) Adjusted EBITDA $6,491 $1,244 $20,120 $8,411

This adjustment removes the non-cash (income) expense associated with the change in fair market value of the warrant liability. During the fourth quarters of 2022 and 2023, recorded a non-cash impairment charge on leased railcar fleet. During the second quarter of 2023, recorded a non-cash loss on debt extinguishment of term loan. Amortized deferred grant income to cost of goods sold in 2022 that represents a non-cash reduction to gross margin (loss). Transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs. Recorded a non-cash pre-tax pension settlement loss in the third quarter of 2023 and 2022. Incurred certain costs during 2022 for nonrecurring professional services associated with financing arrangements. Incurred certain costs during 2022 related to new production lines. Incurred certain non-recurring consulting costs during 2022. Incurred certain non-recurring corporate realignment costs in 2022. Recorded a non-cash pre-tax gain related to sales of leased railcar fleet in the second quarter of 2023. Reconciliation of (Loss) Income Before Taxes to EBITDA and Adjusted EBITDA Adjusted EBITDA represents EBITDA before the following charges:

Reconciliation of (Loss) Income Before Taxes to EBITDA and Adjusted EBITDA

	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023
Loss Before Income Taxes	$(75,353)	$(85,899)	$(40,034)	$(36,535)	$(22,088)
Depreciation & Amortization	12,438	9,202	4,304	4,135	4,606
Interest Expense, Net	609	2,225	13,317	25,423	15,031
EBITDA	**(62,306)**	**(74,472)**	**(22,413)**	**(6,977)**	**(2,451)**
Loss/(gain) on change in fair market value of Warrant (A)		3,657	14,894	(1,486)	2,229
Restructuring and Impairment Charges (B)	22,371	18,325	6,530		
Impairment on Leased Railcars (C)		18,951	158	4,515	4,091
Gain on OPEB Settlement (D)	(6,637)				
(Gain)/Loss on Debt Extinguishment (E)			(10,122)		14,880
Alabama Grant Amortization (F)	(2,219)	(2,219)	(2,216)	(1,857)	
Mexican Permanent VAT (G)				2,769	
Loss on Pension Settlement (H)				8,105	313
Transaction Costs (I)		465	491	153	
Startup Costs (J)				1,113	
Consulting Costs (K)			129	1,073	
Corporate Realignment (L)				1,323	
Retention and Success (M)	144	3,130			
Legal Reserve (N)			756		
Plant Transition Costs (O)		2,239	2,386		
Loss/(Gain) on Sale of Railcars Available for Lease (P)	7,266				(622)
Stock Based Compensation (Q)	1,225	1,034	2,977	2,106	1,240
Other, Net	(858)	(576)	(817)	(2,426)	440
Adjusted EBITDA	**$(41,014)**	**$(29,466)**	**$(7,247)**	**$8,411**	**$20,120**

EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company's business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

23

FREIGHTCAR AMERICA

This adjustment removes the non-cash expense associated with the change in fair market value of warrant liability. Incurred certain restructuring costs related to severance and other costs related to shutdown of the Shoals and Roanoke facilities. During the fourth quarters of 2020, 2021, 2022 and 2023, recorded a non-cash impairment charge on leased railcar fleet. During the fourth quarter of 2019, recognized a non-cash gain on the settlement of the OPEB plan. Recorded a non-cash gain on extinguishment of PPP Loan in the third quarter of 2021, and a non-cash loss on debt extinguishment of term loan in the second quarter of 2023. Amortized deferred grant income to cost of goods sold that represents a non-cash reduction to gross margin (loss). Transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs. Recorded a non-cash pre-tax pension settlement loss in the third quarter of 2023 and 2022. Incurred certain costs in the fourth quarter of 2020 for nonrecurring professional services associated with the acquisition of Castaños joint venture. Incurred certain costs during 2022 related to new production line. Incurred certain non-recurring consulting costs during 2021 and 2022. Incurred certain non-recurring corporate realignment costs in 2022. During 2019, implemented retention and success bonus programs for certain employees during restructuring. During the first and fourth quarters of 2021, recognized charges related to a legal dispute. During 2020, implemented a program to shift production originally planned for U.S. plants to the Castaños facility. This adjustment represents non-recurring costs associated with moving inventory and equipment to the Castaños facility. Recognized a pre-tax loss on sale of railcars available for lease during 2019 and a pre-tax gain related to sales of leased railcar fleet in the second quarter of 2023. This adjustment removes the non-cash expense associated with the stock-based compensation. Reconciliation of (Loss) Income Before Taxes to EBITDA and Adjusted EBITDA Adjusted EBITDA represents EBITDA before the following charges:

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies. Reconciliation of (Loss) Income Before Taxes to EBITDA and Adjusted EBITDA

Thank you!